Exhibit 23

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 for the VSB Bancorp, Inc. 2004 Directors Stock Option Plan, VSB Bancorp, Inc. 2010 Incentive Stock Option Plan and VSB Bancorp, Inc. 2010 Retention and Recognition Plan of our report dated March 15, 2013, which report is included in this Annual Report on Form 10-K of VSB Bancorp, Inc. for the year ended December 31, 2012.

/s/Crowe Horwath LLP

New York, New York

March 15, 2013